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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                ---------------------------------
                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported):
                          April 1, 2004


                     BAYCORP HOLDINGS, LTD.
     ------------------------------------------------------
     (Exact Name of Registrant as Specified in its Charter)


                            Delaware
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         (State or Other Jurisdiction of Incorporation)


          1-12527                       02-0488443
     (Commission File Number)         (I.R.S. Employer
                                   Identification Number)


        1 New Hampshire Avenue, Suite 125
                  Portsmouth, NH                      03801
     (Address of Principal Executive Offices)       (Zip Code)


                         (603) 766-4990
      ----------------------------------------------------
      (Registrant's Telephone Number, Including Area Code)


                         Not Applicable
  -------------------------------------------------------------
  (Former Name or Former Address, if Changed Since Last Report)


  -------------------------------------------------------------


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Item 5.   Other Event.

On April 1, 2004 the Registrant issued a press release announcing that its wholly owned subsidiary, Great Bay Hydro Corporation, completed the acquisition of the Vermont generating facilities of Citizens Communications Company. The following was included in the press release:



                     BayCorp Holdings, Ltd.
                1 New Hampshire Avenue, Suite 125
                 Portsmouth, New Hampshire 03801
            Phone (603) 766-4990  Fax (603) 766-4991


            BayCorp Announces Acquisition of Vermont
        Generating Facilities of Citizens Communications


April 1, 2004 --- BayCorp Holdings, Ltd. ("BayCorp") (AMEX: MWH) announced today that its wholly owned subsidiary Great Bay Hydro Corporation ("Great Bay Hydro") completed the acquisition of the Vermont generating facilities of Citizens Communications Company ("Citizens").

Great Bay Hydro has acquired all of the generating facilities in Vermont owned by the Vermont Electric Division of Citizens. The generating facilities include an operating hydroelectric facility of approximately 4 megawatts located in Newport, Vermont, diesel engine generators totaling approximately 7 megawatts located in Newport, Vermont and non-operating hydroelectric facilities in Troy, Vermont and West Charleston, Vermont. Great Bay Hydro will immediately assume operating responsibility for these facilities and will use the output of the Newport plant as a physical hedge for meeting a portion of BayCorp's supply obligations under the long-term contract to supply 9.06 megawatts to Unitil.

Great Bay Hydro paid a nominal purchase price to Citizens for the generating facilities and 650 acres of real property associated with the generating facilities. In addition, Citizens has agreed to indemnify Great Bay Hydro for the reasonably anticipated costs of complying with the requirements of the new operating license issued by the Federal Energy Regulatory Commission ("FERC") on November 21, 2003. Great Bay Hydro and Citizens will share the savings if the costs of compliance during the next three years are less than the anticipated amount.

About BayCorp

BayCorp Holdings, Ltd. is an unregulated holding company incorporated in Delaware. BayCorp currently owns three subsidiaries including Great Bay Power Marketing, Inc., which purchases and markets power on the open market, BayCorp Ventures, LLC, which serves as a vehicle for the Company's investments and Great Bay Hydro Corporation, which was formed for the purpose of holding the generating facilities in Vermont formerly owned by the Vermont Electric Division of Citizens Communications Company. BayCorp also owns an equity investment in HoustonStreet Exchange, Inc., which operates HoustonStreet.com, an independent internet-based crude oil and refined products trading exchange.

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Forward Looking Statements

Any statements contained in this release regarding the Company's goals, strategies, and expectations, in particular statements concerning the function of plants as a hedge against long-term contracts and costs of compliance with regulatory requirements are "forward-looking statements." No assurances can be given that the results in any forward-looking statements will be achieved, and actual results could differ materially. Please review reports filed by BayCorp with the Securities and Exchange Commission for information and factors that could affect the Company's business.


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SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         BAYCORP HOLDINGS, LTD.



APRIL 15, 2004           By: /s/ Frank W. Getman Jr.
                         --------------------------------
                         Frank W. Getman Jr.
                         President and Chief Executive Officer


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